Exhibit 32.1

Certification by the Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, Ralph Montrone, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of Trail One, Inc. for the fiscal quarter ended December 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Trail One, Inc.

/s/ Ralph Montrone
Ralph Montrone
Chief Executive Officer and Chief Financial Officer
February 8, 2013

This certification accompanies the Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Trail One, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Trail One, Inc. specifically incorporates it by reference.